                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 11, 1996


                                Phar-Mor, Inc.
                                --------------

            (Exact name of registrant as specified in its charter)


        Pennsylvania                    0-27050          25-1466309
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(State or other jurisdiction          (Commission      (I.R.S. Employer
     of incorporation)                File Number)    Identification No.)


20 Federal Plaza West, Youngstown, Ohio              44501-400
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(Address of principal executive office)              (Zip code)

Registrant's telephone number including area code (330) 746-6641
                                                  --------------
                       Exhibit Index appears on page 5.
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     Item 5.  Other Events.
              ------------

     Phar-Mor, Inc., a Pennsylvania corporation ("Phar-Mor"), ShopKo Stores, Inc., a Minnesota corporation ("ShopKo"), and Cabot Noble, Inc., a Delaware corporation ("Cabot Noble"), have entered into a First Amendment dated as of October 9, 1996 (the "Amendment") to the Agreement and Plan of Reorganization (the "Plan of Reorganization") dated as of September 7, 1996, pursuant to which Phar-Mor and ShopKo have agreed to combine their respective companies under Cabot Noble, a new holding company (the "Combination"). Additionally, SUPERVALU INC., a Delaware corporation ("SUPERVALU"), has entered into an Amended and Restated Stock Purchase Agreement dated as of October 9, 1996 (the "Amended Stock Purchase Agreement") with Cabot Noble.

     Pursuant to the Amended Stock Purchase Agreement, SUPERVALU will sell 90% of the Cabot Noble shares it receives in the Combination to Cabot Noble immediately after the Combination for an aggregate purchase price of $223,594,526, which represents a purchase price equivalent of $16.86 per share for the ShopKo common stock held by SUPERVALU prior to the Combination. The Amended Stock Purchase Agreement provides that SUPERVALU will receive at closing $183,194,526 in cash and $40,400,000 in a short-term promissory note due January 31, 1997. SUPERVALU will hold approximately 6% of Cabot Noble's outstanding common stock after the repurchase is completed. The Amended Stock Purchase Agreement also provides that SUPERVALU will have shelf and incidental registration rights with respect to the Cabot Noble shares it receives in the Combination.

     The Amendment provides, among other things, for a reduction in the financing contingency from $100 million to $75 million, and makes other technical corrections to the Plan of Reorganization. The Amendment also provides that Dale P. Kramer, ShopKo's President and Chief Executive Officer, will join the Cabot Noble Board of Directors with two other individuals to be nominated by the ShopKo Board.

     Certain additional information regarding the Amendment and the Amended Stock Purchase Agreement is contained in Phar-Mor's press release (the "Press Release") dated October 11, 1996 which is incorporated herein by reference.

     The Amendment, the Amended Stock Purchase Agreement, and the Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

     Item 7.  Financial Statements and Exhibits
              ---------------------------------

(c)  Exhibits
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                                       2


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              Exhibit Number            Description
              --------------            -----------

                     2.1 First Amendment to the Agreement and Plan of Reorganization dated as of October 9, 1996 by and among Phar-Mor, Inc., ShopKo Stores, Inc. and Cabot Noble, Inc. (with Exhibit B thereto).

                     10.1       Stock Purchase Agreement dated as of
                                September 7, 1996 by and between Cabot Noble, Inc., SUPERVALU INC., and Supermarket Operators of America, Inc., as amended and restated as of October 9, 1996 (with Exhibit C thereto).

                     99.1       Press Release dated October 11, 1996.




                                       3

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                                  SIGNATURES
                                  ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Phar-Mor, Inc.



Date:  October 16, 1996            By: /s/ M. David Schwartz
                                       ---------------------------------------
                                       M. David Schwartz
                                       President and Chief Operating Officer

Date:  October 16, 1996            By: /s/ Daniel P. O'Leary
                                       ---------------------------------------
                                       Daniel P. O'Leary
                                       Senior V.P. and Chief Financial Officer

Date:  October 16, 1996            By: /s/ John R. Ficarro
                                       ---------------------------------------
                                       John R. Ficarro
                                       Executive Vice President, Secretary and
                                         General Counsel

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.             Description
-----------             -----------

  2.1 First Amendment to the Agreement and Plan of Reorganization dated as of October 9, 1996 by and among Phar-Mor, Inc., ShopKo Stores, Inc. and Cabot Noble, Inc. (with Exhibit B thereto).

  10.1 Stock Purchase Agreement dated as of September 7, 1996 by and between Cabot Noble, Inc., SUPERVALU INC., and Supermarket Operators of America, Inc., as amended and restated as of October 9, 1996 (with Exhibit C thereto).

  99.1          Press Release dated October 11, 1996.





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